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AGREEMENT FOR JOINT FILING

TA/Advent VIII, L.P., TA/Atlantic & Pacific IV L.P., TA Executives Fund LLC and TA Investors LLC, hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Andover.Net, Inc.

Dated:

TA/ADVENT VIII L.P.
By:  TA Associates VIII LLC, its General Partner
By:  TA Associates, Inc. its Manager

By:
        Thomas P. Alber, Chief Financial Officer

TA/ATLANTIC AND PACIFIC IV L.P.
By:  TA AAP IV Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
        Thomas P. Alber, Chief Financial Officer

TA EXECUTIVES FUND LLC
By:  TA Associates, Inc., its Manager

By:
        Thomas P. Alber, Chief Financial Officer

TA INVESTORS LLC
By:  TA Associates, Inc., its Manager

By:
        Thomas P. Alber, Chief Financial Officer